OFFICERS' POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                      1933 Act        1940 Act
                                                     Reg. Number     Reg. Number

  AXP Bond Fund, Inc.                                 2-51586           811-2503
  AXP California Tax-Exempt Trust                     33-5103           811-4646
  AXP Discovery Fund, Inc.                            2-72174           811-3178
  AXP Equity Select Fund, Inc.                        2-13188           811-772
  AXP Extra Income Fund, Inc.                         2-86637           811-3848
  AXP Federal Income Fund, Inc.                       2-96512           811-4260
  AXP Global Series, Inc.                             33-25824          811-5696
  AXP Growth Series, Inc.                             2-38355           811-2111
  AXP High Yield Tax-Exempt Fund, Inc.                2-63552           811-2901
  AXP International Fund, Inc.                        2-92309           811-4075
  AXP Investment Series, Inc.                         2-11328           811-54
  AXP Variable Portfolio-Investment Series, Inc.      2-73115811-3218
  AXP Variable Portfolio-Managed Series, Inc.         2-96367811-4252
  AXP Variable Portfolio-Money Market Series, Inc.    2-72584811-3190
  AXP Variable Portfolio-Income Series, Inc.          2-73113           811-3219
  AXP Managed Series, Inc.                            2-93801           811-4133
  AXP Market Advantage Series, Inc.                   33-30770          811-5897
  AXP Money Market Series, Inc.                       2-54516           811-2591
  AXP New Dimensions Fund, Inc.                       2-28529           811-1629
  AXP Precious Metals Fund, Inc.                      2-93745           811-4132
  AXP Progressive Fund, Inc.                          2-30059           811-1714
  AXP Selective Fund, Inc.                            2-10700           811-499
  AXP Special Tax-Exempt Series Trust                 33-5102           811-4647
  AXP Stock Fund, Inc.                                2-11358           811-498
  AXP Strategy Series, Inc.                           2-89288           811-3956
  AXP Tax-Exempt Series, Inc.                         2-57328           811-2686
  AXP Tax-Free Money Fund, Inc.                       2-66868           811-3003
  AXP Utilities Income Fund, Inc.                     33-20872          811-5522
hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.


         Dated the 11th day of January, 2001.


/s/ Arne H. Carlson                                   /s/ Leslie L. Ogg
Arne H. Carlson                                       Leslie L. Ogg


/s/ John R. Thomas                                    /s/ Peterson J. Anderson
John R. Thomas                                        Peter J. Anderson


/s/ Frederick C. Quirsfeld                            /s/ John M. Knight
Frederick C. Quirsfeld                                John M. Knight